Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS, INC. ISSUES STRONG FIRST QUARTER RESULTS

•	Comparable Center Net Operating Income (NOI), Excluding Lease Cancellation Income, Up 5.8 Percent

•	Occupancy, Leased Space, and Average Rent Per Square Foot All Higher

•	Releasing Spreads of 25.2 Percent

•	CityOn.Xi’an About 95 Percent Leased and 80 Percent Occupied

•	Acquisition of 50 Percent Interest in Country Club Plaza Completed

•	2016 FFO Guidance Increased

BLOOMFIELD HILLS, Mich., May 2, 2016 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the first quarter of 2016.

	March 31, 2016 Three Months Ended	March 31, 2015 Three Months Ended
Net income attributable to common shareowners per diluted share (EPS)	$0.41	$0.47
Funds from Operations (FFO) per diluted common share Growth rate	$0.84 3.7%	$0.81

“Our strong results this quarter, driven by increased rents, were consistent with our expectations,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “During the quarter we also completed the acquisition of a 50 percent interest in Country Club Plaza in Kansas City, Missouri.”

Operating Statistics

For the quarter, comparable center NOI excluding lease cancellation income was up 5.8 percent. “Our core portfolio of dominant, high-quality assets delivered excellent growth due to increased occupancy and higher rent per square foot,” said Mr. Taubman.

Ending occupancy in comparable centers was 93.2 percent on March 31, 2016, up 0.8 percent from March 31, 2015. Leased space in comparable centers was 95.9 percent on March 31, 2016, up 0.4 percent from March 31, 2015.

Average rent per square foot for the quarter was $60.80, up 2.7 percent from $59.21 in the comparable period last year. Trailing 12-month releasing spreads per square foot for the period ended March 31, 2016 were 25.2 percent.

Trailing 12-month mall tenant sales per square foot decreased a modest 0.3 percent to $790 at March 31, 2016. For the quarter, mall tenant sales per square foot were down 2.9 percent compared to the first quarter of 2015. “The majority of our centers reported increases in the quarter, but tourist oriented centers were impacted by the strong dollar, especially in South Florida,” said Mr. Taubman.
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CityOn.Xi’an Opened, Ownership Increased

On April 28, the company held the grand opening of CityOn.Xi’an (Xi’an, China). The one million square foot shopping center is located in the heart of Xi’an’s new central business district. The center opened about 95 percent leased and approximately 80 percent occupied. “This is an outstanding center, delivered on time and on budget. It’s our first ground up development in China and we’re delighted to have created an asset of this quality,” said Mr. Taubman. See Taubman Asia and Wangfujing Celebrate CityOn.Xi’an Shopping Center Grand Opening Today - April 28, 2016.

In April, Taubman Asia’s joint venture with Wangfujing Group Co. that owned 60 percent of the center effectively acquired the other 40 percent interest from Fuli Group, subject to administrative approvals. As a result, both Taubman Asia and Wangfujing each own 50 percent of the center. The company’s share of the approximately $150 million purchase price was $75 million. “We’re extremely confident in the future of CityOn.Xi’an, and are pleased to have the opportunity to increase our ownership at this moment in time,” said Mr. Taubman.

Acquisition of 50 Percent Interest in Country Club Plaza Completed

Also in March, the company completed the previously announced purchase of Country Club Plaza. Taubman and The Macerich Company each own a 50 percent interest in the center. Total consideration for the mixed-use retail and office property, excluding transaction costs, was $660 million in cash. The company’s share was $330 million. A portion of the purchase price was later financed (see Financing Activity below). See Taubman and Macerich Complete Purchase of Country Club Plaza - March 1, 2016.

Beverly Center Re-Imagination Unveiled

In March, the company announced plans for a $500 million re-imagination of Beverly Center (Los Angeles, Calif.), one of its most strategic and highest performing assets. The comprehensive renovation will touch every aspect of the center by holiday 2018. The company expects that after the renovation Beverly Center will become one of the top ten highest productivity malls in the United States. See Taubman Unveils Plans for a $500 Million Re-Imagination of the Iconic Beverly Center - March 7, 2016.

Financing Activity

In April, the company repaid the $82 million mortgage loan on The Gardens on El Paseo (Palm Desert, Calif.). The asset is now unencumbered.

Also in April, at Waterside Shops (Naples, Fla.), the company’s joint venture completed a $165 million, 10-year, non-recourse refinancing. The loan bears interest at an all-in fixed rate of 3.89 percent. Proceeds were used to extinguish the existing $165 million loan.

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In March, the company’s joint venture completed a $320 million, 10-year, non-recourse financing on its 50 percent owned Country Club Plaza. The loan bears interest at an all-in fixed rate of 3.88 percent and is interest-only for the first three years with 30-year principal amortization thereafter.

Dividend Increased

In March, the company declared a regular quarterly dividend of $0.595 per share of common stock, an increase of 5.3 percent. Since the company went public in 1992 it has never reduced its common dividend and has increased its dividend 19 times, achieving a 4.4 percent compounded annual growth rate over the period. See Taubman Centers Increases Quarterly Common Dividend 5.3 Percent to $0.595 Per Share - March 3, 2016.

2016 Guidance

The company is increasing its guidance range for 2016 FFO per diluted common share to $3.75 to $3.95, up from the previous range of $3.45 to $3.65. This guidance now includes net service fee income of $2 to $2.5 million for the year, and a payment to the company of approximately $21 million, expected to be received in the second quarter. These are both due to the termination of the company’s leasing services agreement at The Shops at Crystals (Las Vegas, Nev.). It also includes the positive impact of Country Club Plaza and assumes comparable center NOI growth, excluding lease cancellation income, of about 5 percent for the year.

After adjusting for the one-time $21 million payment, the company’s guidance range for 2016 Adjusted FFO per diluted share is $3.50 to $3.70.

The company is also increasing its guidance range for 2016 EPS to $1.85 to $2.10, up from a range of $1.55 to $1.80.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Company Information

•	Income Statement

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Common Share

•	Components of Other Income, Other Operating Expense and Net Nonoperating Income

•	Recoveries Ratio Analysis

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

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•	Construction, Redevelopments and Acquisition

•	Capital Spending

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 a.m. EDT on Tuesday, May 3 to discuss these results, business conditions and the company’s outlook for the remainder of 2016. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.
About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 24 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Taubman is currently developing three properties in the U.S. and Asia totaling 3.1 million square feet. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

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This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; the loss of key management personnel; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Ryan Hurren, Taubman, Director, Investor Relations, 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended March 31, 2016 and 2015
(in thousands of dollars, except as indicated)
	Three Months Ended
	2016	2015
Net income	44,329	51,000
Noncontrolling share of income of consolidated joint ventures	(2,521)	(2,591)
Noncontrolling share of income of TRG	(10,899)	(12,511)
Distributions to participating securities of TRG	(512)	(492)
Preferred stock dividends	(5,784)	(5,784)
Net income attributable to Taubman Centers, Inc. common shareowners	24,613	29,622
Net income per common share - basic	0.41	0.47
Net income per common share - diluted	0.41	0.47
Beneficial interest in EBITDA - Combined (1)	108,476	103,506
Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	73,024	72,916
Funds from Operations attributable to TCO's common shareowners (1)	51,597	51,970
Funds from Operations per common share - basic (1)	0.86	0.82
Funds from Operations per common share - diluted (1)	0.84	0.81
Weighted average number of common shares outstanding - basic	60,275,004	63,039,777
Weighted average number of common shares outstanding - diluted	60,791,001	63,935,280
Common shares outstanding at end of period	60,342,914	62,307,024
Weighted average units - Operating Partnership - basic	85,337,163	88,143,888
Weighted average units - Operating Partnership - diluted	86,724,422	89,910,652
Units outstanding at end of period - Operating Partnership	85,405,073	87,370,413
Ownership percentage of the Operating Partnership at end of period	70.7%	71.3%
Number of owned shopping centers at end of period	20	19

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (1)(2)	5.8%	3.7%
Net Operating Income including lease cancellation income - growth % (1)(2)	4.2%	5.3%
Average rent per square foot - Consolidated Businesses (2)	63.50	60.45
Average rent per square foot - Unconsolidated Joint Ventures (2)	57.85	57.83
Average rent per square foot - Combined (2)	60.80	59.21
Average rent per square foot growth (2)	2.7%
Ending occupancy - all centers	92.5%	89.8%
Ending occupancy - comparable (2)	93.2%	92.4%
Leased space - all centers	95.1%	93.7%
Leased space - comparable (2)	95.9%	95.5%
Mall tenant sales - all centers (3)	1,202,268	1,175,757
Mall tenant sales - comparable (2)(3)	1,096,483	1,100,575

	Twelve Months Trailing
	2016	2015
Operating Statistics:
Mall tenant sales - all centers (3)	5,204,499	5,027,722
Mall tenant sales - comparable (2)(3)	4,601,778	4,606,444
Sales per square foot (2)(3)	790	792
All centers (3):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.4%	14.0%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	13.9%	13.2%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	14.2%	13.7%
Comparable centers (2)(3):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.0%	13.6%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	14.0%	13.4%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	14.0%	13.5%

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(1)
Beneficial interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes beneficial interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(2)
Statistics exclude non-comparable centers for all periods presented. The March 31, 2015 statistics have been restated to include comparable centers to 2016. The Mall at University Town Center has been excluded from comparable trailing 12-month statistics reported for 2016 and 2015 as the center was not open for the entire 12 months ended March 31, 2015. Sales per square foot exclude spaces greater than or equal to 10,000 square feet.

(3)	Based on reports of sales furnished by mall tenants.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended March 31, 2016 and 2015
(in thousands of dollars)
	2016		2015
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	81,977	57,563	74,567	52,709
Percentage rents	2,772	2,032	2,930	2,247
Expense recoveries	47,760	34,372	43,912	31,557
Management, leasing, and development services	1,728		2,957
Other	5,218	2,796	4,623	5,401
Total revenues	139,455	96,763	128,989	91,914

EXPENSES:
Maintenance, taxes, utilities, and promotion	34,938	23,356	31,633	21,499
Other operating	18,708	3,404	13,218	5,430
Management, leasing, and development services	872		1,130
General and administrative	11,380		11,925
Interest expense	19,128	21,333	13,525	20,966
Depreciation and amortization	29,746	16,006	24,041	13,499
Total expenses	114,772	64,099	95,472	61,394

Nonoperating income, net	1,470	246	1,246	8
	26,153	32,910	34,763	30,528
Income tax expense	(302)		(838)
Equity in income of Unconsolidated Joint Ventures	18,478		17,075

Net income	44,329		51,000
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(2,521)		(2,591)
Noncontrolling share of income of TRG	(10,899)		(12,511)
Distributions to participating securities of TRG	(512)		(492)
Preferred stock dividends	(5,784)		(5,784)
Net income attributable to Taubman Centers, Inc. common shareowners	24,613		29,622

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	75,027	70,249	72,329	64,993
EBITDA - outside partners' share	(5,892)	(30,908)	(5,329)	(28,487)
Beneficial interest in EBITDA	69,135	39,341	67,000	36,506
Beneficial interest expense	(17,176)	(11,528)	(11,871)	(11,363)
Beneficial income tax expense - TRG and TCO	(302)		(838)
Beneficial income tax expense (benefit) - TCO	(19)		179
Non-real estate depreciation	(643)		(913)
Preferred dividends and distributions	(5,784)		(5,784)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	45,211	27,813	47,773	25,143

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	13	457	(257)	393
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	60		93
El Paseo Village and The Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	285		306
Waterside Shops purchase accounting adjustments - interest expense reduction		263		263

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

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TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations
For the Three Months Ended March 31, 2016 and 2015
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2016			2015
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - Basic	24,613	60,275,004	0.41	29,622	63,039,777	0.47

Add impact of share-based compensation	66	515,997		125	895,503

Net income attributable to TCO common shareowners - Diluted	24,679	60,791,001	0.41	29,747	63,935,280	0.47

Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Add (less) TCO's additional income tax expense (benefit)	(19)		(0.00)	179		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense (benefit)	26,277	60,791,001	0.43	31,543	63,935,280	0.49

Add noncontrolling share of income of TRG	10,899	25,062,159		12,511	25,104,110
Add distributions to participating securities of TRG	512	871,262		492	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	37,688	86,724,422	0.43	44,546	89,910,652	0.50

Add (less) depreciation and amortization:
Consolidated businesses at 100%	29,746		0.34	24,041		0.27
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,419)		(0.02)	(1,084)		(0.01)
Share of Unconsolidated Joint Ventures	9,335		0.11	8,068		0.09
Non-real estate depreciation	(643)		(0.01)	(913)		(0.01)

Less impact of share-based compensation	(66)		(0.00)	(125)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	73,024	86,724,422	0.84	72,916	89,910,652	0.81

TCO's average ownership percentage of TRG - basic (1)	70.6%			71.5%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (expense) (1)	51,578		0.84	52,149		0.81

Add (less) TCO's additional income tax benefit (expense)	19		0.00	(179)		(0.00)

Funds from Operations attributable to TCO's common shareowners (1)	51,597		0.84	51,970		0.81

(1)
For the three months ended March 31, 2016, Funds from Operations attributable to TCO's common shareowners was $50,772 using TCO's diluted average ownership percentage of TRG of 69.5%. For the three months ended March 31, 2015, Funds from Operations attributable to TCO's common shareowners was $50,945 using TCO's diluted average ownership percentage of TRG of 70.1%.

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TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended March 31, 2016 and 2015
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended
	2016	2015
Net income	44,329	51,000

Add (less) depreciation and amortization:
Consolidated businesses at 100%	29,746	24,041
Noncontrolling partners in consolidated joint ventures	(1,419)	(1,084)
Share of Unconsolidated Joint Ventures	9,335	8,068

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	19,128	13,525
Noncontrolling partners in consolidated joint ventures	(1,952)	(1,654)
Share of Unconsolidated Joint Ventures	11,528	11,363
Income tax expense	302	838

Less noncontrolling share of income of consolidated joint ventures	(2,521)	(2,591)

Beneficial interest in EBITDA	108,476	103,506

TCO's average ownership percentage of TRG - basic	70.6%	71.5%

Beneficial interest in EBITDA attributable to TCO	76,618	74,027

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TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended March 31, 2016, 2015, and 2014
(in thousands of dollars)
	Three Months Ended				Three Months Ended
	2016		2015		2015		2014
Net income	44,329		51,000		51,000		526,157

Add (less) depreciation and amortization:
Consolidated businesses at 100%	29,746		24,041		24,041		35,118
Noncontrolling partners in consolidated joint ventures	(1,419)		(1,084)		(1,084)		(1,161)
Share of Unconsolidated Joint Ventures	9,335		8,068		8,068		7,178

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	19,128		13,525		13,525		26,130
Noncontrolling partners in consolidated joint ventures	(1,952)		(1,654)		(1,654)		(2,064)
Share of Unconsolidated Joint Ventures	11,528		11,363		11,363		9,844
Income tax expense:
Income tax expense on dispositions of International Plaza, Arizona Mills, and Oyster Bay							10,206
Other income tax expense	302		838		838		699

Less noncontrolling share of income of consolidated joint ventures	(2,521)		(2,591)		(2,591)		(3,118)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	5,892		5,329		5,329		6,343
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	30,908		28,487		28,487		23,207

EBITDA at 100%	145,276		137,322		137,322		638,539

Add (less) items excluded from shopping center NOI:
General and administrative expenses	11,380		11,925		11,925		11,537
Management, leasing, and development services, net	(856)		(1,827)		(1,827)		(1,220)
Straight-line of rents	(1,114)		(720)		(720)		(1,044)
Gain on dispositions							(486,620)
Gain on sale of peripheral land	(403)
Dividend income	(944)		(826)		(826)		(224)
Interest income	(512)		(666)		(666)		(127)
Other nonoperating expense (income)	143		238		238		(754)
Non-center specific operating expenses and other	10,028		8,558	(1)	4,348		3,748

NOI - all centers at 100%	162,998		154,004		149,794		163,835

Less - NOI of non-comparable centers	(13,881)	(2)	(10,929)	(3)	(5,155)	(4)	(26,471)	(5)

NOI at 100% - comparable centers	149,117		143,075		144,639		137,364

NOI - growth %	4.2%				5.3%

NOI at 100% - comparable centers	149,117		143,075		144,639		137,364

Lease cancellation income	(1,975)		(3,945)		(4,082)		(1,853)

NOI at 100% - comparable centers excluding lease cancellation income	147,142		139,130		140,557		135,511

NOI at 100% excluding lease cancellation income - growth %	5.8%				3.7%

(1)
In 2016, the Company stopped allocating certain corporate-level operating expenses to the centers to better reflect the performance of the centers without regard to corporate infrastructure. These expenses, which were previously recognized in other operating expenses of the centers, are now recognized in non-center specific other operating expenses.  The 2015 comparable amount of other operating expenses allocated to the centers was $4.2 million at 100%.

(2)	Includes Beverly Center, Country Club Plaza, and The Mall of San Juan.
(3)	Includes Beverly Center and The Mall of San Juan.
(4)	Includes The Mall of San Juan and The Mall at University Town Center.
(5)
Includes the portfolio of centers sold to Starwood Capital Group (Starwood) and Arizona Mills for the approximately one-month period prior to its disposition. Includes an adjustment to reflect the allocation of costs to Starwood centers that are now being allocated to the remainder of the portfolio.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 6 - Balance Sheets
As of March 31, 2016 and December 31, 2015
(in thousands of dollars)
	As of
	March 31, 2016	December 31, 2015
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,783,129	3,713,215
Accumulated depreciation and amortization	(1,078,497)	(1,052,027)
	2,704,632	2,661,188
Investment in Unconsolidated Joint Ventures	595,902	433,911
Cash and cash equivalents	172,918	206,635
Restricted cash	3,527	6,447
Accounts and notes receivable, net	52,184	54,547
Accounts receivable from related parties	2,427	2,478
Deferred charges and other assets (1)	197,791	181,304
	3,729,381	3,546,510
Liabilities:
Notes payable, net (1)	2,843,155	2,627,088
Accounts payable and accrued liabilities	309,523	334,525
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	468,240	464,086
	3,620,918	3,425,699

Redeemable noncontrolling interest	13,041

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common Stock	603	602
Additional paid-in capital	646,964	652,146
Accumulated other comprehensive income (loss)	(29,255)	(27,220)
Dividends in excess of net income	(524,240)	(512,746)
	94,097	112,807
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(21,719)	(23,569)
Noncontrolling interests in partnership equity of TRG	23,044	31,573
	1,325	8,004
	95,422	120,811
	3,729,381	3,546,510

(1)
The December 31, 2015 balance has been restated in connection with the Company's adoption of Accounting Standards Update (ASU) No. 2015-03 "Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs" which changed the presentation of debt issuance costs on the Consolidated Balance Sheet. In connection with the adoption of ASU No. 2015-03 on January 1, 2016, the Company retrospectively reclassified the December 31, 2015 Consolidated Balance Sheet to move $16.9 million of debt issuance costs out of Deferred Charges and Other Assets and into Notes Payable, Net as a direct deduction of the related debt liabilities.

Combined Balance Sheet of Unconsolidated Joint Ventures (1):
Assets:
Properties	2,284,385	1,628,492
Accumulated depreciation and amortization	(600,880)	(589,145)
	1,683,505	1,039,347
Cash and cash equivalents	26,384	36,047
Accounts and notes receivable, net	55,763	42,361
Deferred charges and other assets (2)	34,467	32,660
	1,800,119	1,150,415
Liabilities:
Notes payable, net (2)(3)	2,309,146	1,994,298
Accounts payable and other liabilities	80,571	70,539
	2,389,717	2,064,837
Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(342,233)	(507,282)
Accumulated deficiency in assets - Joint Venture Partners	(231,847)	(397,196)
Accumulated other comprehensive loss - TRG	(7,765)	(4,974)
Accumulated other comprehensive loss - Joint Venture Partners	(7,753)	(4,970)
	(589,598)	(914,422)
	1,800,119	1,150,415

(1)	Unconsolidated Joint Venture amounts exclude the balances of entities that own interests in projects that are currently under development.
(2)	The December 31, 2015 balance has been adjusted in connection with the Company's adoption of ASU No. 2015-03 "Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs."
(3)
The balances presented exclude centers under construction, therefore the Notes Payable, Net amounts exclude the construction financings outstanding for Starfield Hanam of $79.2 million ($27.2 million at TRG's share) and $52.9 million ($18.1 million at TRG's share) as of March 31, 2016 and December 31, 2015, respectively, and CityOn.Zhengzhou of $45.0 million ($14.3 million at TRG's share) and $44.7 million ($14.2 million at TRG's share) as of March 31, 2016 and December 31, 2015, respectively, and the related debt issuance costs.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 7 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended
	December 31, 2016

Adjusted Funds from Operations per common share	3.50	3.70

Crystals lump sum fee for termination of leasing agreement	0.25	0.25

Funds from Operations per common share	3.75	3.95

Real estate depreciation - TRG	(1.78)	(1.72)

Distributions to participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	1.85	2.10